Exhibit 99.1
FOR IMMEDIATE RELEASE
January 11, 2023

Origin Bancorp, Inc. Announces Fourth Quarter and 2022 Full
Year Earnings Release and Conference Call

RUSTON, LA, January 11, 2023 - Origin Bancorp, Inc. (Nasdaq: OBNK) (“Origin”), the financial holding company for Origin Bank, plans to issue fourth quarter and full year 2022 results after the market closes on Wednesday, January 25, 2023, and hold a conference call to discuss such results on Thursday, January 26, 2023, at 8:00 a.m. Central Time (9:00 am Eastern Time). The conference call will be hosted by Drake Mills, Chairman, President and CEO of Origin, William J. Wallace, IV, Chief Financial Officer of Origin, and Lance Hall, President and CEO of Origin Bank.

Conference Call and Live Webcast

To participate in the live conference call, please dial +1 (929) 272-1574 (U.S. Local / International); +1 (800) 528-1066 (U.S. Toll Free), enter Conference ID: 83933 and request to be joined into the Origin Bancorp, Inc. (OBNK) call. A simultaneous audio-only webcast may be accessed via Origin’s website at www.origin.bank under the investor relations, News & Events, Events & Presentations link or directly by visiting https://dealroadshow.com/e/ORIGINQ422.

Conference Call Webcast Archive

If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Origin’s website at www.origin.bank, under Investor Relations, News & Events, Events & Presentations.

About Origin Bancorp, Inc.

Origin Bancorp, Inc. is a financial holding company headquartered in Ruston, Louisiana. Origin’s wholly owned bank subsidiary, Origin Bank, was founded in 1912 in Choudrant, Louisiana. Deeply rooted in Origin’s history is a culture committed to providing personalized, relationship banking to businesses, municipalities, and personal clients to enrich the lives of the people in the communities it serves. Origin provides a broad range of financial services and currently operates 59 banking centers located from Dallas/Fort Worth, East Texas and Houston, across North Louisiana and into Mississippi. For more information, visit www.origin.bank.

Contact Information
Investor Relations
Chris Reigelman
318-497-3177
chris@origin.bank

Media Contact
Ryan Kilpatrick
318-232-7472
rkilpatrick@origin.bank